Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
FIRST QUARTER 2011 FINANCIAL RESULTS

New York, NY – May 16, 2011 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services to the affordable and conventional multifamily housing industry, today announced financial results for the first quarter ended March 31, 2011.

The tables below present Centerline’s Condensed Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010; and the Condensed Consolidated Statements of Operations for the three months ended March 31, 2011 and 2010.  For more detailed financial information, including certain non-GAAP financial measures, please access the Financial Overview Presentation available in the “Investor Relations” section of the Company’s website at http://ir.centerline.com.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC:CLNH), provides real estate financial and asset management services to the affordable and conventional multifamily housing industry.  The Company offers a range of debt and equity financing and investment products to developers, owners and investors, and is headquartered in New York, New York.  For more information, please visit Centerline’s website at www.centerline.com or contact the Investor Relations Department at
1-800-831-4826.

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)

ASSETS:

Cash and cash equivalents	$121,638	$119,598
Restricted cash	13,538	13,231
Investments:
Available-for-sale	448,118	485,280
Equity method	6,998	5,635
Mortgage loans held for sale and other assets	81,912	77,287
Investments in and loans to affiliates, net	4,345	510
Intangible assets, net	9,317	9,494
Mortgage servicing rights, net	66,488	65,614
Deferred costs and other assets, net	73,680	76,686
Consolidated partnerships:
Investments:
Equity method	3,272,843	3,302,667
Land, buildings and improvements, net	575,201	567,073
Other assets	299,529	282,665
Assets of discontinued operations	--	18

Total assets	$4,973,607	$5,005,758

Liabilities:
Notes payable	$240,854	$231,374
Financing arrangements and secured financing	651,545	665,875
Accounts payable, accrued expenses and other liabilities	228,705	237,804
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	55,000
Consolidated partnerships:
Notes payable	128,928	137,054
Due to property partnerships	116,213	86,642
Other liabilities	290,635	273,409

Total liabilities	1,711,880	1,687,158

Redeemable securities	10,658	12,462

Commitments and contingencies

Equity:
Centerline Holding Company total	172,756	161,304

Non-controlling interests	3,078,313	3,144,834

Total equity	3,251,069	3,306,138

Total liabilities and equity	$4,973,607	$5,005,758

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Interest income	$7,827	$12,608
Fee income	7,930	7,133
Other	6,694	4,954
Consolidated partnerships:
Interest income	245	419
Rental income	25,923	26,426
Other	90	1,072
Total revenues	48,709	52,612
Expenses:
General and administrative	23,578	64,143
Recovery of losses, net	(2,789)	(112,496)
Interest	13,499	12,788
Interest – distributions to preferred shareholders of subsidiary	960	2,320
Depreciation and amortization	3,546	6,465
Loss on impairment of assets	--	22,409
Consolidated partnerships:
Interest	4,661	6,319
Other expenses	45,833	53,303
Total expenses	89,288	55,251
(Loss) before other income	(40,579)	(2,639)
Other (loss) income:
Equity and other loss, net	--	(134)
Gain on settlement of liabilities	1,756	25,253
Gain from repayment or sale of investments	--	2,191
Other losses from consolidated partnerships	(61,441)	(90,806)
Loss from continuing operations before income tax provision	(100,264)	(66,135)
Income tax provision – continuing operations	(193)	(393)
Net loss from continuing operations	(100,457)	(66,528)
Discontinued operations:
Income from discontinued operations before income taxes	253	140,293
Gain on sale of discontinued operations, net	--	20,500
Income tax provision – discontinued operations	--	(531)
Net income from discontinued operations	253	160,262
Net (loss) income	(100,204)	93,734
Net loss attributable to non-controlling interests	100,966	45,977
Net income attributable to Centerline Holding Company shareholders	$762	$139,711
Net income per share:
Basic
Income from continuing operations	$-- (1)	$2.68 (2)
Income from discontinued operations	$-- (1)	$0.49 (2)
Diluted
Income from continuing operations	$-- (1)	$2.63 (2)
Income from discontinued operations	$-- (1)	$0.48 (2)
Weighted average shares outstanding:
Basic	348,647	140,603
Diluted	349,268	143,500

(1)    Amount calculates to less than one cent per share.
(2)   The numerator of the calculation of basic and diluted net income per share includes the effect of redeemable share conversions and a reversal of all preferred dividends in arrears upon conversion of the preferred CRA shares into Special Series A shares in March 2010.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information, the matters discussed in this document are forward-looking statements subject to certain risks and uncertainties. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss associated with mortgage originations; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.